EXHIBIT 99.1

                               Diodes Incorporated

                        2005 Annual Shareholders' Meeting

                                  June 1, 2005

C.H. Chen's remarks

Introduction

Good morning everyone and welcome to Diodes' 2005 Annual Shareholders Meeting. The following remarks will be posted on our Website at www.diodes.com.

Before I start, I'd like to read the customary forward-looking statement.

Safe Harbor Statement

My remarks this morning may contain forward-looking statements, which are subject to risks and uncertainties. Therefore, the Company claims the protection of the Safe Harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Actual results may differ from those discussed today, and therefore we refer you to a more detailed discussion of the risks and uncertainties in the Company's filings with the Securities & Exchange Commission.


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Accelerating Revenue

Diodes had another year of outstanding performance in 2004. The semiconductor industry generally experienced a year of solid demand, during which we yet again yielded record results. During 2004, revenue climbed 36% to a record $185.7 million -- once again exceeding the growth of the discrete semiconductor sector by a factor of nearly two times. This positive momentum has been sustained in the first quarter of 2005, for which we reported growth of 17% Year over Year to $48.6M.

Gross Margin Expansion

Our gross margins expanded by 600 basis points over the course of 2004, to 32.7%, compared to 26.7% in 2003. In the first quarter of 2005, gross margin improved 330 bps over the prior year period to 34.1%.

Net Income

And in 2004, Diodes net income shot up by 153% to $25.6 million, enabling us to report our 14th consecutive year of profitability. This is an exceptional record in the semiconductor industry and shows that our business model can perform in both up and down cycles. The first quarter of FY 2005 saw a net income growth of 49% to $7.2 million.


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Outperforming the Industry in Stock Performance

This outstanding financial performance is reflected in our strong stock price which has reached record heights, currently trading at over $30.00. As you can see over the past 5 years Diodes' stock has significantly outperformed the Nasdaq and the Philadelphia semiconductor indexes.

Corporate Timeline

Our strong financial performance is the result of a very carefully orchestrated long term strategic plan that has taken Diodes from being a regional trading company to a manufacturing company and the Total Solutions Provider that we are today. In the five years I served as CEO, Diodes acquired a wafer fab and built a very successful research and development program that has now positioned Diodes as an innovation leader for discrete devices. The next phase of this transition into higher value products will involve moving into adjacent technologies so as to position our company as a total power management solutions provider.

Corporate Strategy

However, underlying this corporate evolution is a consistent and proven strategy to deliver value to our customers and our shareholders. We will continue to execute on a three-pronged strategy to take us into the future -

o First, to position Diodes as an Innovation Leader by developing next-generation devices that deliver meaningful technological advances,


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o     Second, to pursue manufacturing excellence to flexibly and swiftly respond to market needs and achieve a leading cost position,

o And third, to apply rigorous financial discipline to maintain tight controls over overhead and capital management.

Experienced Management Team

Our management team's particular strength is our deep rooting and experience of many years in the semiconductor industry. The wealth of knowledge and the longevity of this team is a rarity. Having worked together for so many years, we capitalize on each other's strengths and experience, which contributes significantly to Diodes' stability and success. With this said, we are open to the influx of fresh ideas. And that is why I have announced yesterday my decision to step aside as President and Chief Executive Officer and hand the reins over to Dr. Keh-Shew Lu, who will assume the duties of President and CEO as of today.

Dr. Lu has been a director of Diodes since 2001, and has held several senior management positions during his 27-year-career with Texas Instruments, both in Asia and in the United States. He brings to Diodes a very distinguished managerial background in the semiconductor industry, with a strong focus on analog and mixed signal devices. And he has extensive


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operational experience in the Asian market place which, as you are well aware, is one of our most important strategic markets.

I myself will continue to serve Diodes as Vice-Chairman of the Board and will do anything in my power to ensure a smooth, seamless transition.

Technology Progression

This change in management supports the next phase of Diodes' growth strategy and our technology progression. Given our global customer base, excellent back end manufacturing, and technology strength in the discrete segment, we realized that there is tremendous potential in moving into analog and mixed signal technologies. With Dr. Lu's extremely strong expertise in these areas we will be able to take Diodes into higher-value product categories that leverage our core strengths and end-market focus. We have identified a number of attractive end markets. We are now working on defining a specific product road map. And we expect to report tangible progress over the next twelve months in executing this plan.


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New Products

In recent quarters we have seen very strong returns from our steadily increased investment in R&D in the past few years. We introduced a number of groundbreaking new products and product lines which transcend barriers in terms of performance, size and power efficiency. Sales of these new, higher-margin products constituted $6.7m, or 14%, of our total 2004 sales. And we expect this percentage to keep growing in the future.

The 2004 launch of the first product platform based on our patented technology, the PowerDITM123 Compact Power Package, represented a milestone in our corporate history, and sales have surpassed our expectations. Since then, we also introduced the PowerDI(TM)5 Compact Power Package. We have a strong pipeline of new product roll outs this year with an ongoing emphasis on miniaturization while maintaining and even improving product performance.

Scalable Manufacturing

Another pillar of our success is our ability to scale our manufacturing output rapidly. Under the leadership of Joseph Liu, Diodes China continues to ramp up unit volumes, achieving nearly 6 billion units in 2004. Our modern and extremely cost-efficient manufacturing enables Diodes to drive new technologies into high volume end market applications and respond very


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rapidly to changing customer demands. In order to accommodate our growth, we spent $26.2 million in capital equipment in 2004 to ramp production of our new products.

Customers

The combination of innovative products, efficient manufacturing, and world class sales and customer service has enabled Diodes to build a customer list that includes many of the leading names in global technology.

In order to provide our clients with the best service and the fastest turnaround time possible, we have highly trained sales and marketing teams in Asia, North America and Europe, and have built an ever-expanding global network of distributors.

Our commitment to excellence also in this area has again earned us several prestigious industry, clients, and media awards. And we are looking forward to meeting the needs and demands of our new target markets in adjacent technology industries.


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Global Reach

Finally, Diodes is now a truly global player and we are extremely well positioned in the Asian marketplace which is fueling the growth in demand for electronics components. We continued to expand our reach during 2004, strengthening our presence in Asia, and making important inroads into Europe where we see a lot of growth potential. In 2004, we received expansions on existing array contracts and secured new design wins throughout the year.

Roadmap for Future Success

In summary, we feel that Diodes has all the elements required for continued success in the future:

o     Demonstrated fiscal discipline

o     Increasing market share and profitability

o     Scalable, cost-effective manufacturing capacity

o     A strong Asian presence and European expansion

o     Developing higher-margin product lines

o     Moving into adjacent technologies.

I would like to conclude by congratulating our employees for their outstanding accomplishments.


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I also would like to thank all of our shareholders for your continued interest and loyalty in Diodes, and I ask you to receive Dr. Lu cordially and to place your confidence in him as you did in me.

In all we do, we very clearly realize that you, our shareholders, are the real driving force behind all our efforts. I have talked a lot about our commitment to technological progress and manufacturing excellence, but an equally important component of our corporate strategy is fiscal responsibility.

We are constantly aware that we owe you not only the responsible handling of the capital you entrust us with but also complete transparency, the highest standards of conducting business, and best accounting practices. We follow a very stringent code of ethics which we base our all of our strategic, operational and financial decisions on, with the objective of maximizing shareholder value year by year, quarter by quarter, and day by day.

With your continued support and the efforts of our employees, we look forward to capturing the exciting growth opportunities that lie ahead for our Company.


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Thank you

Thank you for your attention, ladies and gentlemen.


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